Exhibit 99

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

KV PHARMACEUTICAL COMPANY ANNOUNCES THE NOMINATION AND APPOINTMENT

OF NEW INDEPENDENT MEMBER TO THE BOARD OF DIRECTORS

June 18, 2010, St. Louis, MO. - KV Pharmaceutical Company (NYSE: KVa/KVb), a specialty pharmaceutical company, announced that a meeting of the Board of Directors was held yesterday to nominate and appoint Ms. Ana Stancic, a new independent member, to the Company’s Board of Directors.

At the meeting, Ms. Ana Stancic was nominated and unanimously appointed to serve on the KV Pharmaceutical Company Board of Directors.

Ms. Stancic replaces Mr. Terry Hatfield, whose resignation from the Board was effective upon Ms. Stancic’s appointment.

Ana I. Stancic, CPA, MBA

Ms. Stancic is a CPA and is also a member of the Board of Directors of Champions Biotechnology Inc. (OTC: CSBR.OB). Ms. Stancic serves on its Executive Committee and acts as Chair of its Audit Committee. She has over 20 years of diversified pharmaceutical business experience serving as a senior finance and operations executive in the life science industry, including specializing in the areas of corporate governance, SEC financial reporting, mergers and acquisitions, and cash management. She brings to the Board of Directors extensive knowledge and experience in long and short term strategic planning and the development and execution of goals and objectives to maximize shareholder value.

In her role as a member of the Board of Champions Biotechnology, Inc., she created a five-year strategic plan after conducting an in-depth analysis of the Company’s operations. Prior to joining the Board of Champions Biotechnology, Ms. Stancic served as the Chief Financial Officer of Aureon Laboratories, a privately held life science company dedicated to enabling the advancement of predictive cancer treatment where her responsibilities included finance, treasury and tax compliance. During her 20 year business career, she has also served as the Executive Vice President and Chief Financial Officer of Omrix Biopharmaceuticals, Inc., prior to its acquisition by Johnson & Johnson; Senior Vice President and Principal Financial Officer of ImClone Systems prior to its acquisition by Eli Lilly & Company; Vice President and Corporate Controller of Savient Pharmaceuticals, Inc.; Vice President and Chief Accounting Officer of Ogden Corporation; Chief Financial Officer, Northeast Region of Omnicare, Inc.; and Senior Manager-Business Assurance with Pricewaterhouse Coopers.

Ms. Stancic received a Masters of Business Administration, Finance from Columbia University, a Masters of Business Administration, Management from Pace University, and a Bachelor of Science in Accounting, Cum Laude from Montclair State University. She is a Certified Public Accountant in the State of New Jersey and a Member of the American Institute of Certified Public Accountants.

Mr. Mark A. Dow, Chairman of the Audit Committee, stated, “The Board is pleased to announce the appointment of Ms. Stancic to the KV Pharmaceutical Board of Directors. We believe that her financial and business background will be an asset to the organization during this time when the Board’s primary focus is on compliance, quality and working diligently with management to gain FDA approval to return its products back to the market and to create shareholder value.”

Ms. Stancic stated, “I look forward to joining my colleagues on the Board to work closely with management to continue the forward progress that they and the entire team at KV have worked to achieve in recent months.”

About KV Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Safe Harbor Statement

The information in this release may contain various forward-looking statements when the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans”, “expects”, “aim”, “believe”, “projects”, “anticipates”, “commit”, “intend”, “estimate”, “will”, “should”, “could”, and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, include without limitation, statements about the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile, and the Company’s strategy for growth, product development, product launches regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but or not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Quarter Report on Form 10-Q for the quarter ended June 30, 2009 (the first quarter of fiscal year ending March 31, 2010 (the “Form 10-Q”);

(3)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA “Consent Decree” in the Form 10-Q;

(4)	the possibility of further reducing the Company’s operations, including further reductions of its employee base and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

(5)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(6)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(7)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(8)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™;

(9)	acceptance of and demand for the Company’s new pharmaceutical products;

(10)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized generic drugs;

(11)	new product development and launch, including the possibility that any product launch may be delayed;

(12)	reliance on key strategic acquisitions;

(13)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(14)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(15)	fluctuations in revenues;

(16)	the difficulty of predicting international regulatory approvals, including timing;

(17)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(18)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(19)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(20)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(21)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(22)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(23)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(24)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(25)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(26)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(27)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(28)	delays in returning, or failure to return, certain or many of the Company’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(29)	the ability to sell or license certain assets, and the terms of such transactions;

(30)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(31)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors; and

(32)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings.

Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.